UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2007

METAVANTE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-33747	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 West Brown Deer Road

Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 357-2290

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2007, Metavante Technologies, Inc. (the “Company”) elected Shantanu Narayen to fill the vacant seat on the Company’s Board of Directors (the “Board”), effective as of November 14, 2007. Mr. Narayen will serve as a member of the Compensation Committee of the Board, effective as of November 14, 2007.

Mr. Narayen, age 43, is the President and Chief Operating Officer of Adobe. Mr. Narayen joined Adobe in 1998 and was named president and COO in January 2005. He serves on the Advisory Board of the Haas School of Business, University of California at Berkeley.

After Mr. Narayen’s appointment, the Company’s Board consists of the following individuals:

•	Dennis J. Kuester (Chairman of the Board)

•	David Coulter

•	L. Dale Crandall

•	Michael D. Hayford

•	Stephan A. James

•	Ted D. Kellner

•	Frank R. Martire

•	Shantanu Narayen

•	Dianne M. Neal

•	James Neary

•	Adarsh Sarma

A copy of the press release announcing Mr. Narayen’s election to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Metavante Press Release dated November 14, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAVANTE TECHNOLOGIES, INC.
Date: November 16, 2007	/s/ Navroz J. Daroga
	Name:	Navroz J. Daroga
	Title:	Executive Vice President, Chief Administrative Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Metavante Press Release dated November 14, 2007

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